UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

SMART & FINAL INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On February 28, 2007 Smart & Final Inc. distributed the following e-mail communication to certain associates of Smart & Final:

Since last week’s announcement concerning the future ownership of Smart & Final, we have received several requests for more information about Apollo Management, the prospective new owner.

Apollo is a global leader in buyout and capital markets investing. Since it was founded in 1990, Apollo has invested more than $16 billion and has achieved very attractive returns on that investment.

With offices in Los Angeles, New York and London, Apollo’s team of experienced investment professionals and former CEOs/senior executives oversee its vast portfolio of private equity, capital markets and real estate investments.

Apollo focuses its private equity investments on quality businesses across such diverse industries as chemicals; consumer and retail; distribution and transportation; financial and business services; manufacturing and industrial; media, cable and leisure; packaging and materials; and satellite and wireless. You are probably familiar with the names of many of the companies in which Apollo has invested.

Apollo has been one of the most active private equity firms in the retail and consumer sectors having made more than 20 investments in such companies as Linens ‘n Things, General Nutrition Centers (GNC), Dominick’s Supermarkets and Ralphs.

Apollo typically assists the companies in which it invests to implement programs that accelerate growth and improve profitability. Apollo realizes its return by reselling the company or taking it public, usually after holding the investment for 3 to 5 years.

Forward-Looking and Cautionary Statements

This document includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, which include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and similar and related expressions. Such forward-looking statements involve risks and uncertainties. Although Smart & Final believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, Smart & Final’s actual results could differ materially from those described in the forward-looking statements. The following factors might cause such a difference: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement and/or the stock purchase agreement; the outcome of any legal proceedings that have been or may be instituted against Smart & Final and others following announcement of the merger agreement or the stock purchase agreement; the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of other required regulatory approvals; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; Smart & Final’s ability to effectively manage business growth; changes in legislation and regulations related to the sale and distribution of food products and the sale of alcoholic beverages;

increased competition from other foodservice providers; changes in the acceptance of Smart & Final’s services and products by institutional customers and consumers; changes in customer relationships; acceptance of new programs, services, and products by institutional customers and consumers; and global economic conditions, including interest and currency rate fluctuations, and inflation rates. Additional information regarding these and other risk factors and uncertainties are set forth from time to time in Smart & Final’s filings with the Securities and Exchange Commission, available for viewing on Smart & Final’s website at www.smartandfinal.com (To access this information on Smart & Final’s website, click on “Corporate” and then “SEC”.) All forward-looking statements are based on information available to Smart & Final on the date of this document. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Smart & Final by affiliates of Apollo Management, L.P. In connection with the proposed transaction, Smart & Final will file a proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT MATERIALS FILED OR FURNISHED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed or furnished to the Securities and Exchange Commission by Smart & Final at the Securities and Exchange Commission’s website at www.sec.gov. The proxy statement and other relevant materials may also be obtained for free from Smart & Final by directing such request to Investor Relations, Smart & Final Inc., 600 Citadel Drive, Commerce, California 90040. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Participants in Solicitation

Smart & Final and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of Smart & Final’s participants in the solicitation is set forth in Smart & Final’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at www.sec.gov and from Smart & Final at www.smartandfinal.com or by directing such request to the address provided above.

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